UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2010

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-51026
(Commission File Number)

Delaware	77-0466789
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6409 Guadalupe Mines Road, San Jose, CA 95120
(Address of principal executive offices, including zip code)

(408) 826-0600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, C. Richard Neely, Jr., Chief Financial Officer, Senior Vice President of Finance and Principal Financial and Accounting Officer, resigned his position with Monolithic Power Systems, Inc. ("MPS").  Mr. Neely informed MPS that he resigned to accept a position with another company.

In connection with Mr. Neely’s resignation, the MPS Board of Directors has appointed Meera Rao, 50 years old, to the position of Chief Financial Officer and Principal Financial and Accounting Officer, effective as of January 3, 2011.  Ms. Rao joined MPS in January 2009 as Vice President Finance and Corporate Controller.  Prior to joining MPS, from March 2006 to December 2008, Ms. Rao was the principal in her own consulting practice working with semiconductor companies, including MPS.  From November 2004 to February 2006, Ms. Rao served as Chief Financial Officer of Integration Associates, a fabless semiconductor company.  Ms Rao is a CPA and has an MBA from the University of Rochester.

Mr. Rao does not have any family relationship with any director, executive officer or person nominated or chosen by MPS to become a director or executive officer.

The full text of the press release relating to Mr. Neely’s resignation and Mr. Rao’ appointment as Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01      Exhibits.

99.1	Press release dated January 3, 2011 announcing the resignation of C. Richard Neely, Jr. and the appointment of Meera Rao as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 3, 2011	/s/ Saria Tseng
Saria Tseng Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press release dated January 3, 2011 announcing the resignation of C. Richard Neely, Jr. and the appointment of Meera Rao as Chief Financial Officer.